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                                                                    EXHIBIT 10.5

[Immunex Letterhead]


January 11, 2002

Jeffrey Sherman
Associate General Counsel
American Home Products Corporation
5 Giralda Farms
Madison, New Jersey 07940

Re:  Limited Waiver and Amendment Letter
     -----------------------------------
     Secured Promissory Note, dated January 1, 2002, of Immunex Corporation
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Dear Mr. Sherman:

Reference is made to the Secured Promissory Note (the "Promissory Note") of Immunex Corporation ("Borrower"), dated January 1, 2002, in favor of American Home Products Corporation and AHP Subsidiary Holding Corporation (together with American Home Products Corporation, the "Payees"). Terms defined in the Promissory Note are used in this letter (the "Limited Waiver and Amendment Letter") as therein defined.

By this Limited Waiver and Amendment Letter, Borrower hereby requests that Payees waive compliance by Borrower with Section 3(a) of the Promissory Note for a period of fourteen (14) days. For purposes of this Limited Waiver and Amendment Letter, the period beginning January 12, 2002 and ending on January 25, 2002 shall be referred to as the "Extension Period."

In order to induce Payees to grant the foregoing waiver, Borrower agrees that the Interest Rate during the Extension Period shall be an annual rate of interest equal to the rate publicly announced by JPMorgan Chase Bank in New York, New York as its 30-day LIBOR rate in effect on the date hereof plus 100 basis points. To effect the change set forth above, upon effectiveness of this Limited Waiver and Amendment Letter, the following amendments to the Promissory Note shall automatically occur, without further action by either of the parties:

1. The definition of "Interest Payment Date" in Article 2 of the Promissory Note shall be amended and restated in its entirety to read as follows:

          "Interest Payment Date' shall mean January 25, 2002."
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Jeffrey Sherman
January 11, 2002
Page 2

2. Section 3(a) of the Promissory Note shall be amended and restated in its entirety to read as follows:

                  "The principal amount of this Note shall mature and be payable in full on January 25, 2002."

3. Article 4 of the Promissory Note shall be amended and restated in its entirety to read as follows:

                  "(a) Interest shall be payable on the principal amount of this Note outstanding from time to time at a rate equal to (i) the Interest Rate during
                  the period from and including January 1, 2002
                  through and including January 11, 2002 and (ii) an annual rate of interest equal to the rate publicly announced by JPMorgan Chase Bank in New York, New York as its 30-day LIBOR rate in effect on the date hereof plus 100 basis points (the Extension
                                                    ---------
                  Interest Rate") during the period from and including
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                  January 12, 2002 through the date on which full
                  payment has been made in accordance with the terms of this Note. Such Interest shall be payable, in arrears (calculated on the basis of a 360 day year), on January 25, 2002.

                  (b) Any principal amount hereof which is not paid when due (whether at the stated maturity, by acceleration or otherwise) shall bear interest during the period from and including the date due to the date of payment in full at the rate Extension Interest Rate, both before and after judgment."

Except as expressly modified by this Limited Waiver and Amendment Letter, all of the terms and provisions of the Promissory Note shall remain in full force and effect. This Limited Waiver and Amendment Letter is executed pursuant to the Promissory Note, and shall be construed and administered in accordance with all of the terms and provisions of the Promissory Note.

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Jeffrey Sherman
January 11, 2002
Page 3

This Limited Waiver and Amendment Letter shall become effective upon the execution of counterparts hereof by Borrower and Payees. If you are in agreement with the foregoing terms, kindly execute this Limited Waiver and Amendment Letter in the space provided below and deliver an executed counterpart of this Limited Waiver and Amendment Letter to Borrower.

Very truly yours,



IMMUNEX CORPORATION

By: /s/ Barry G. Pea
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    Barry G. Pea
    Executive Vice President

The Limited Waiver and Amendment set forth above is hereby agreed to and accepted as of the date first above written:

AMERICAN HOME PRODUCTS CORPORATION

By: /s/ Jeffrey S. Sherman
    --------------------------------------------
    Jeffrey S. Sherman
    Vice President

AHP SUBSIDIARY HOLDING CORPORATION

By: /s/ Jack M. O'Connor
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    Jack M. O'Connor
    VP & Treasurer